AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT


          This Amendment No. 3 to Employment Agreement, dated as of
September 30, 1997, is made between Seragen, Inc. (the "Company") and Reed R. Prior (the "Executive").

          WHEREAS, the Company and the Executive have entered into an Employment Agreement dated as of November 6, 1996, as amended by amendments to the Employment Agreement dated as of December 18, 1996 and April 30, 1997, and by waivers to the Employment Agreement dated as of January 6, 1997, January 31, 1997, March 27, 1997, and September 30, 1997 (collectively, the "Agreement"); and

          WHEREAS, the Company and the Executive desire to amend the Agreement;

          NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

          1. Capitalized terms used in this Amendment and not otherwise defined in this Amendment have the same meaning as in the Agreement.

          2. Section 3.6(v) of the Agreement is amended to read as follows:

          "(v) the options shall be exercisable in accordance with the terms of the Plan, including the right to pay the option exercise price in whole or in part by surrendering shares of Common Stock held by the Executive for at least six months prior to the exercise date with an aggregate fair market value equal to the option exercise price or in accordance with a cashless exercise program established with a securities brokerage firm and approved by the Company, and shall provide that stock certificates shall be issued outright and free of escrow no later than five (5) business days after the date of exercise;"

          3. Except as expressly modified in this Amendment, all other obligations of the Company and the Executive contained in the Agreement shall remain in full force and in effect.


          IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the day and year first written above.

                                   EXECUTIVE:


                                   /s/ Reed R. Prior
                                   -----------------
                                   Reed R. Prior

                                   SERAGEN, INC.


                              By:  /s/ Jean C. Nichols
                                   ------------------------------
                                   Jean C. Nichols, Ph. D.
                                   President and Chief Technology
                                   Officer